UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    The Board of Directors of SVB Financial Group (the “Company”) has elected John Clendening as a director, effective as of August 3, 2017. Mr. Clendening will serve as a member on the Credit Committee of the Board of Directors, as well as a director on the Board of Directors of Silicon Valley Bank, the Company’s principal banking subsidiary.

Mr. Clendening does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no transactions in which Mr. Clendening has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Clendening will enter into the Company’s standard form of Indemnification Agreement for directors, and in connection with his service to the Company as a director, he will be entitled to compensation in accordance with the Company’s director compensation practices, which includes meeting fees.

A copy of the press release announcing the election of Mr. Clendening is filed herewith as Exhibit 99.1 and incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 3, 2017, announcing the election of John Clendening to the Board of Directors of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	SVB FINANCIAL GROUP

	By:	/s/ GREGORY W. BECKER
	Name:	Gregory W. Becker
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 3, 2017.